UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 22, 2013

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ross Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 22, 2013 in Pleasanton, California. The Company’s stockholders considered and voted upon the following four proposals at the Meeting:

Proposal 1 - Election of Directors

The holders of the Company’s common stock elected three Class II and three Class III nominees to serve as directors for a term of one year, expiring at the time of the Annual Meeting of Stockholders in 2014:

Name	For	Against	Abstain	Broker Non-Votes
Michael Balmuth	175,145,831	3,452,015	223,742	14,153,199

K. Gunnar Bjorklund	176,058,038	2,405,297	358,253	14,153,199

Sharon D. Garrett	174,632,844	3,965,884	222,860	14,153,199

Michael J. Bush	174,542,947	4,052,154	226,487	14,153,199

Norman A. Ferber	161,389,215	17,056,503	375,870	14,153,199

Gregory L. Quesnel	176,322,361	2,146,359	352,868	14,153,199

Proposal 2 – Approval of Certain Provisions of the Company’s 2008 Equity Incentive Plan

The holders of the Company’s common stock voted to approve certain provisions of the Company’s 2008 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
174,544,715	3,948,890	327,983	14,153,199

Proposal 3 - Advisory Vote to Approve the Resolution on the Compensation of the Named Executive Officers

The holders of the Company’s common stock voted in an advisory vote to approve the resolution regarding the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
174,906,649	3,096,091	818,848	14,153,199

Proposal 4 - Ratification of the Appointment of Deloitte & Touche LLP as Independent Certified Public Accounting Firm for the Fiscal Year Ending February 1, 2014

The holders of the Company’s common stock voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 1, 2014:

For	Against	Abstain
190,722,830	2,014,466	237,491

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013

ROSS STORES, INC.
Registrant

By:	/s/J. Call
John G. Call
Group Senior Vice President, Chief Financial Officer
and Principal Accounting Officer